Exhibit 5.1

June 10, 2015

BioSig Technologies, Inc.
12424 Wilshire Boulevard, Suite 745
Los Angeles, California 90025

Re:	BioSig Technologies, Inc. Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to BioSig Technologies, Inc., a Delaware corporation (the “Company”), in connection with the proposed registration of 6,133,918 shares of common stock of the Company, par value $0.001 per share (the “Common Stock”), comprised of 2,578,531 shares of Common Stock (the “Common Shares”), up to 300,000 shares of Common Stock (the “Conversion Shares”) issuable upon the conversion of the Company’s Series C Preferred Stock (the “Preferred Stock”) and up to 3,255,387 shares of Common Stock (the “Warrant Shares”) issuable upon the exercise of warrants (the “Warrants”), pursuant to a registration statement on Form S-1 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), originally filed with the Securities and Exchange Commission (the “Commission”) on May 20, 2015 (Registration No. 333-204335).

The opinions expressed herein are limited exclusively to the General Corporation Law of the State of Delaware (the “DGCL”) and applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the DGCL and such provisions of the Delaware Constitution and we have not considered, and express no opinion on, any other laws or the laws of any other jurisdiction.

In rendering the opinions expressed herein, we have examined and relied upon the originals, or copies certified to our satisfaction, of (i) the Registration Statement, including the prospectus, and all exhibits thereto; (ii) the Company’s Certificate of Incorporation and any amendments to date certified by the Secretary of State of the State of Delaware; (iii) the Company’s By-laws and any amendments to date certified by the Executive Chairman of the Company; (iv) the minutes and records of the corporate proceedings of the Company with respect to the authorization of the issuance of the Common Shares, the Conversion Shares and the Warrant Shares covered by the Registration Statement and related matters thereto; (v) the Warrants; (vi) a specimen of the Company’s Common Stock certificate; and (vii) such other records, documents and instruments as we have deemed necessary for the expression of the opinions stated herein.

In making the foregoing examinations, we have assumed the genuineness of all signatures (other than those of the Company), the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies thereof and the authenticity of the originals of such latter documents. As to all questions of fact material to these opinions, where such facts have not been independently established, we have relied, to the extent we have deemed reasonably appropriate, upon representations or certificates of officers of the Company or governmental officials.

BioSig Technologies, Inc.
June 10, 2015

Based upon the foregoing and subject to the assumptions and qualifications stated herein, we are of the opinion that:

1.	The Common Shares were duly authorized for issuance by all necessary corporate action of the Company and are validly issued, fully paid and non-assessable.

2.
The Conversion Shares have been duly authorized for issuance by all necessary corporate action of the Company and, when issued and paid for in accordance with the terms and conditions of the Preferred Stock, the Conversion Shares will be validly issued, fully paid and non-assessable.

3.
The Warrant Shares have been duly authorized for issuance by all necessary corporate action of the Company and, when issued and paid for in accordance with the terms and conditions of the Warrants, the Warrant Shares will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus constituting part of such Registration Statement.  In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Haynes and Boone, LLP

Haynes and Boone, LLP